UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) April 4, 2018

PERMA-FIX ENVIRONMENTAL SERVICES, INC.
(Exact name of registrant as specified in its charter)

Delaware .	1-11596 .	58-1954497
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

8302 Dunwoody Place, Suite 250, Atlanta, Georgia	30350
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (770) 587-9898

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act [  ]

Item 8. Other Events

Item 8.01 – Other Events

The first sentence of the first paragraph of Note 7 of Perma-Fix’s Environmental Services, Inc.’s (the “Company”) financial statements for year ended December 31, 2017 included in Form 10-K filed March 16, 2018 (“2017 Financial Statements”), references that the Series B Preferred Stock of the Company’s consolidated subsidiary, East Tennessee Materials & Energy Corporation (“M&EC”), may be redeemed at the option of the former stockholders of M&EC at any time for the per share price of $1.00. The Series B Preferred may not be redeemed at the option of the former stockholders of M&EC, but may be redeemed only by M&EC, at its option and sole discretion, per the terms of the Amended and Restated Charter of M&EC. (See Section 5.1, “Redemption”, of the Amended & Restated Charter of M&EC attached hereto as Exhibit 99.1). As a result, Note 7 of the Company’s 2017 Financial Statements should have provided, and, if applicable, all of the Company’s future filings shall provide, that the Series B Preferred Stock may be redeemed at the option and sole discretion of M&EC at any time, and from time to time, from and after one year from the date of issuance of the Series B Preferred Stock for the purchase price of $1.00.

Item 9.01. Financial Statements and Exhibits

Item 9.01 – Financial Statements and Exhibits

99.1	Amended & Restated Charter of East Tennessee Materials & Energy Corporation

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Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 10, 2018

PERMA-FIX ENVIRONMENTAL SERVICES, INC.

By:	/s/ Ben Naccarato
Ben Naccarato
Vice President and Chief Financial Officer

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